Exhibit 32(b)
TUCSON ELECTRIC POWER COMPANY
 _________________________________________________________
STATEMENTS OF CORPORATE OFFICERS
(Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
 _________________________________________________________
Each of the undersigned, Paul J. Bonavia, Chairman of the Board and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Kevin P. Larson, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 6, 2013

/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)
Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
Tucson Electric Power Company